EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
   MEASUREMENT SPECIALTIES, INC.


We have issued our report dated May 25, 2000, accompanying the consolidated financial statements of Measurement Specialties, Inc. and Subsidiaries as of March 31, 2000 and for each of the two years in the period ended March 31, 2000 appearing in the 2001 Annual Report of Measurement Specialties, Inc. to its shareholders and accompanying the schedule in the Annual Report on Form 10-K for the year ended March 31, 2001, which are incorporated by reference in this Registration Statement.

/s/Grant Thornton LLP

Grant Thornton LLP

Edison, New Jersey
July 31, 2001


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